                               AGREEMENT OF LEASE


made as of this 25th day of November, 1996 by and between WE'RE ASSOCIATES COMPANY having its principal office at 100 Jericho Quadrangle, Jericho, New York 11753, hereinafter referred to as "Landlord" and INTERDIGITAL COMMUNICATIONS CORPORATION with offices located at 781 Third Avenue, King of Prussia, PA 19406-2755 hereinafter referred to as "Tenant".


         WITNESSETH: Landlord and Tenant hereby covenant and agree as follows:


SPACE
         1. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord the space substantially as shown on the rental plan initialed by the parties and made part hereof as Exhibit 1 (Space A and Space B) and Exhibit 2 in the building known as Two Huntington Quadrangle, Melville, New York 11747, Fourth Floor, and Partial Third Floor (the "Building") hereinafter referred to as the "demised premises".

TERM

         2. A. The term of this lease with regard to Space A shall commence on December 15, 1996 hereinafter referred to as the "Term Commencement Date", and shall terminate on February 28, 2002 hereinafter referred to as the "Expiration Date".

                    B. The term of this lease with regard to Space B shall commence on January 1, 1997 hereinafter referred to as the "Term Commencement Date", and shall terminate on February 28, 2002 hereinafter referred to as the "Expiration Date".

                    C. The term of this lease with regard to Space C shall commence on March 1, 1997 hereinafter referred to as the "Term Commencement Date", and shall terminate on February 28, 2002 hereinafter referred to as the "Expiration Date".

                    If on the foregoing date specified for the Term Commencement Date the demised premises shall not be "substantially completed" in accordance with Schedule A annexed hereto, then the Term Commencement Date shall be postponed until the date on which the demised premises shall be "substantially completed" and the term of this lease (hereinafter referred to as the "Demised Term") shall be extended so that the Expiration Date shall be Five (5) years after the last day of the month in which the Term Commencement Date for Space C occurs. "Substantially completed" as used herein is defined to mean when the only items to be completed are those which do not interfere with the Tenant's occupancy and substantially full enjoyment of the demised premises. Should the Term Commencement Date be a date other than the first day of the month, the Tenant shall pay a pro rata portion of the rent from such date to the first day of the following month.

RENT
3. The annual rental rate is as stated in the schedule below and subject to Article 11 and Schedule "C" of the lease, which Tenant agrees to pay in equal monthly installments each in advance on the first day of each calendar month during the Demised Term at the office of Landlord, except that Tenant shall pay the first monthly installment on execution hereof. Tenant shall pay the rent as above and as hereinafter provided, without any set off or deduction whatsoever.


                               Space A                 $  403,962
                               Space B                    403,962
                               Space C                    403,962
                                                       ----------
                               TOTAL                   $1,211,886

USE
         4. The Tenant shall use and occupy the demised premises only for its executive and administrative offices and as an electronics lab and research and development facility and other uses consistent with Tenant's current operations, and for no other purpose.

LANDLORD'S ALTERATION FOR TENANT
         5. Landlord, at its expense, not to exceed $739,365.00 ("Landlord's Contribution), will perform the work and make the installations as set forth in Schedule A annexed hereto, which is sometimes herein referred to as the "Landlord's Initial Construction". In calculating the cost of Landlord's Initial Construction such cost shall include ten (10%) percent of the actual, out of pocket cost incurred by Landlord for such construction to cover Landlord's overhead in connection with such construction, plus five (5%) percent of the aggregate of such actual cost and overhead as Landlord's profit. To the extent the cost of Landlord's Initial Construction shall exceed Landlord's Contribution, Tenant shall pay such excess, as hereinafter provided. To the extent the cost of Landlord's Initial Construction shall be less than Landlord's Contribution, Landlord shall apply the amount by which such cost shall be less than Landlord's Contribution against the base annual rent first coming due hereunder, until such amount shall be exhausted. Prior to the commencement of the Landlord's Initial Construction, Landlord shall provide Tenant with Landlord's written determination of the cost (the "Fixed Cost") of Landlord's Initial Construction, which determination shall be made in good faith in Landlord's reasonable judgment. If the Fixed Cost shall exceed Landlord's Contribution, simultaneously upon Tenant's receipt of Landlord's determination, Tenant shall pay to Landlord an amount equal to seventy-five (75%) percent of the difference between the Fixed Cost and the amount of Landlord's Contribution. Within five (5) days after substantial completion of Landlord's Initial Construction, Tenant shall pay to Landlord an amount equal to the balance of the difference between the Fixed Cost and the amount of Landlord's Contribution. All such amounts shall be payable by Tenant, and collectible, as additional rent. If the actual cost of Landlord's Initial Construction shall exceed the Fixed Cost, then except to the extent such excess shall be due to delays caused by Tenant, or by changes to Landlord's Initial Construction made after the date of approval of the plans for Landlord's Initial Construction hereof, then Landlord shall pay such excess. In addition to the work described in Schedule A, Landlord shall also perform certain base Building work as described in Schedule A-A (the "Base Building Work"). Such work shall be performed at Landlord's sole cost and expense (without regard to and in addition to Landlord's Contribution). To the extent that any portion of the Base Building Work shall affect any portion of the demised premises, such portion shall be substantially completed on or before the Term Commencement Date as to that portion of the demised premises. Those portions of the base Building Work not affecting the demised premises shall be substantially completed within a reasonable time after the execution hereof. All of Landlord's Initial Construction and the Base Building Work shall be performed in compliance with all applicable laws (including, without limitation, the Americans With Disabilities Act of 1990, as amended [the "ADA"]). If any portions of the common areas of the Building shall not be in compliance with applicable laws, and to the extent such non-compliance materially adversely affect Tenant's use and enjoyment of the demised premises for the purposes contemplated, Landlord shall cause such non-compliance to be remedied promptly and with due diligence after Landlord shall become aware of such condition. Tenant shall not alter, demolish or remove Landlord's Initial Construction, or any part thereof, unless Tenant shall, prior to the commencement thereof, obtain Landlord's written consent thereto, and pay to Landlord a sum, fixed by Landlord, for the restoration thereof. Anything contained herein to the contrary notwithstanding, Tenant shall have the option, to be exercised at any time prior to the final approval of the plans and specifications for Landlord's Initial Construction, as provided in Schedule A hereof, to increase the amount of Landlord's Contribution by as much as $268,860, such that the Landlord's Contribution may be increased to as much as $1,008,225; provided, however, that in no event may Tenant increase the amount of Landlord's Contribution to in excess of the Fixed Cost. If Tenant shall elect to increase the amount of Landlord's Contribution as aforesaid, Tenant shall send written notice of such election to Landlord at any time prior to the final approval of the plans and specifications for Landlord's Initial Construction, as provided in Schedule A hereof and in such event, (i) the base annual rent payable pursuant to Article 3 hereof shall be increased by an amount equal to 24.33% of the amount by which the Landlord's Contribution shall be increased, and (ii) the amount of the security deposit to be held by Landlord pursuant to Article 48 hereof shall be increased by an amount equal to 60.00% of the amount by which the Landlord's Contribution shall be increased.

WORKING HOURS
         6. (A) Landlord, during the hours of 8:00 A.M. to 6:00 P.M. on weekdays and on Saturdays from 9:00 A.M. to 1:00 P.M. (Working Hours), excluding legal holidays, shall furnish the demised premises with heat and air-conditioning ("HVAC") in the respective seasons, and shall at all times furnish elevator service to the demised premises and provide the demised premises with electricity for lighting and usual office equipment as per Schedule "C". At any hours other than the aforementioned, HVAC services will be provided at Tenant's expense in accordance with subparagraph (B) of this Article.

                    (B) HVAC service during non-Working Hours shall be available to Tenant in two categories as follows: (i) regularly scheduled HVAC service during non-Working Hours ("Regular Overtime HVAC") shall be in accordance with a schedule, consisting of any number of consecutive non-Working Hours on a daily basis, as specified by Tenant, which schedule shall remain in effect until Tenant shall, at its option, notify Landlord of a change in such schedule; provided, however, that 1) Tenant shall be entitled to request such change not more frequently than once during any calendar month, 2) Tenant's notification of such change shall be given to Landlord not later that the twentieth (20th) day of any calendar month, and 3) each such change shall be effective as of the first day of the calendar month immediately following the date such notice shall be given and shall remain in effect until Tenant shall again change such schedule as hereinbefore provided; and (ii) demand HVAC service during non-Working Hours ("Demand Overtime HVAC") shall be provided on a demand basis, upon Tenant's request therefor, which request may be made verbally and shall, in any event, be communicated to Landlord Monday through Friday (excluding legal holidays), between the hours of 9:00 am and 5:00 pm, not less than three (3) hours prior to the time such Demand Overtime HVAC service shall be desired. As of the Tern Commencement Date, and during the first year of the Demised Term, the cost of Regular Overtime HVAC Service shall be charged at the rate of $35.00 per hour, and the cost of Demand Overtime HVAC service shall be charged at the rate of $50.00 per hour. The hourly charge for Regular Overtime HVAC service and for Demand Overtime HVAC service shall each be subject to increase if and to the extent the cost incurred by Landlord for electricity and other fuel required in providing such overtime service shall increase from and after the date hereof. Regular Overtime HVAC Service charges and Demand Overtime HVAC service charges shall be payable by Tenant as additional rent within fifteen (15) days after Landlord shall render a statement therefor.

LANDLORD'S REPAIRS AND MAINTENANCE
         7. Landlord, at its expense, will make all repairs to and provide the maintenance for the demised premises (excluding painting, decorating and carpeting) and for all public areas and facilities as set forth in Schedule B, except such repairs (whether structural or otherwise) and maintenance as may be necessitated by the negligence, improper care or improper use of such premises and facilities by Tenant, its agents, employees, licensees or invitees, which will be made by Tenant at Tenant's expense as provided in Article 12 hereof.

WATER AND ELECTRIC SUPPLY

         8. A. Landlord, at its expense, shall furnish hot and cold water in public areas for lavatory purposes and chilled water for drinking purposes.

            B. Landlord shall furnish an electrical panel for the demised premises, together with a submeter therefor. Tenant shall pay Landlord for electrical service in accordance with Schedule C.

PARKING FIELD
         9. Tenant shall have the right to use Two Hundred Sixty Eight (268) parking spaces, for the parking of automobiles of the Tenant, its employees and invitees, in the parking area reserved for tenants of the Building (hereinafter sometimes referred to as "Building Parking Area") subject to the Rules and Regulations now or hereafter adopted by Landlord. Tenant shall not use nor permit any of its officers, agents or employees to use any parking area other than the Building Parking Area, nor use in excess of Tenant's allotted number of spaces therein.

DIRECTORY
         10. Landlord will furnish in the lobby of the Building a directory which will contain listing(s) requested by the Tenant not to exceed Thirty Five
(35) listings.

TAXES
         11. A. If the Taxes which would be assessable to the Landlord in any escalation year (without taking into consideration any reductions or abatements granted to the Landlord by the taxing authorities by reason of vacancies or other hardships or provisions of law) shall be increased above the Tax Base, then the Tenant shall pay to the Landlord as additional rent for such escalation year a sum equal to 19.009% of such increases in Taxes (based on the ratio of the total demised premises area of 67,215 square feet to the Building Area of 353,590 square feet). Tax Base shall be total taxes due for the tax year 1996/1997. Landlord represents that the Building is assessed as a fully completed Building and that no abatements are currently in effect. To the extent Landlord shall receive a refund or reduction of Taxes with respect to any escalation year as to which Tenant shall have paid its share of Tax escalation pursuant to the provisions of this Article, Tenant shall be entitled to a credit against the rent next coming due in the amount of 19.009% of such refund, after deducting therefrom the costs and expenses incurred in connection with obtaining such refund or reduction.

RENT ADJUSTMENT
                    B. Each year on the Anniversary Date of the Term Commencement Date of the Lease the annual rental rate shall increase by Three and One Half (3.5%) per cent above the annual rental rate for the prior Lease Year (excluding escalations pursuant to Paragraph 11A or Schedule C) this increase shall include all prior escalations pursuant to this Paragraph 11B. [Example: the annual rental rate for the second lease year of the Lease shall be $1,248,242.58 ($1,211,886 + 3.5% of $1,211,886 for base rent)]. Landlord and
Tenant acknowledge and agree that the rent adjustment provided for in this paragraph 11(B) is intended to constitute a formula for an agreed rental adjustment, in lieu of an actual operating expense escalation provision, and that such adjustment may or may not constitute an actual reimbursement to Landlord for costs and expenses paid by Landlord with respect to the Building. Tenant shall have no obligation to contribute any further amounts on account of Landlord's operating expenses except as expressly provided elsewhere in this lease.

DEFINITIONS

                    C. As used in and for the purposes of this Article 11, the following definitions shall apply:--

                           (i) The term "Taxes" shall be deemed to include all
real estate taxes and assessments, special or otherwise and sewer rents, upon or with respect to the Building and the land allocated to it including all parking areas (hereinafter called the "Real Property"). If, due to any change in the method of taxation, any franchise, income, profit, sales, rental use and occupancy, or other tax shall be substituted for, or levied against Landlord or any owner of the Building or the Real Property in lieu of, any real estate taxes, assessments or sewer rents upon or with respect to the Real Property, such tax shall be included in the term Taxes for the purposes of this Article.

                           (ii) (intentionally deleted)

                           (iii)(intentionally deleted)

                           (iv) The term "escalation year" shall mean each
calendar year which shall include any part of the Demised Term.

PROCEDURE FOR INVOICING AND PAYMENT OF ADDITIONAL RENT
                    D. (i) Landlord shall render to Tenant a statement containing a computation of additional rent due under this Article on account of Taxes ("Landlord's Statement") at any time and from time to time as such becomes due. On the first day of each month following rendition of each Landlord's Statement, Tenant shall pay to Landlord, on account of the additional rent on account of Taxes, a sum equal to one-twelfth (1/12th) of the annualized additional rent shown to be due on such Landlord's Statement.

                           (ii) Following each Landlord's Statement, Tenant
shall be debited with any additional rent shown on such Landlord's Statement to be payable, and credited with the aggregate amount paid by Tenant in accordance with the provisions of subsection 11D(i) above on account of the potential additional rent.

                           (iii)The obligations of Landlord and Tenant under the
provisions of this Article 11 with respect to any additional rent for any Escalation Year shall survive the expiration or any sooner termination of the Demised Term. (iv) In the event that Tenant challenges the amount of Additional Rent payable pursuant to this Article 11, then, as a condition precedent to the submission of a dispute as to such amount to judicial review, and pending the determination of any dispute, Tenant shall promptly pay the Additional Rent as demanded by Landlord. After such determination, any adjustment in the disputed amount shall be made within thirty (30) days.

                           (v) In the event that Tenant challenges the amount of
Additional Rent payable pursuant to this Article 11 or Schedule C of the Lease, any audit involved in such challenge must be conducted by an independent person or entity, the primary business of whom or which is not the conducting of lease audits.

TENANT'S REPAIRS
         12. Tenant shall take good care of the demised premises and, subject to the provisions of Article 7 hereof, shall make as and when needed as a result of misuse or neglect by Tenant or Tenant's servants, employees, agents, or licensees, or as a result of the moving of Tenant's fixtures, furniture or equipment, all repairs in and about the demised premises necessary to preserve them in good order and condition, which repairs shall be in quality and class equal to the original work. Any repairs which Tenant may be required to carry out pursuant to the terms hereof may, at Landlord's option, be made by Landlord at the expense of Tenant, and the expenses thereof incurred by Landlord shall be collectible as additional rent after the rendition of a bill or statement therefor.

FLOOR LOADING
         13. The emplacement of any equipment which will impose an evenly distributed floor load in excess of 50 pounds per square foot shall be done only after written permission is received from the Landlord. Such permission will be granted only after adequate proof is furnished by a professional engineer that such floor loading will not endanger the structure.

FIXTURES AND INSTALLATIONS
         14. All appurtenances, fixtures, improvements, additions and other property attached to or built into the demised premises, whether by Landlord or Tenant or others, and whether at Landlord's expense, or Tenant's expense, or the joint expense of Landlord and Tenant, shall become and remain the property of Landlord, and shall remain upon and be surrendered with the demised premises unless Landlord, by notice to Tenant no later than twenty days prior to the date fixed as the termination of this lease, elects to have them removed by Tenant, in which event, the same shall be removed from the premises by Tenant forthwith, at Tenant's expense. Nothing in this Article shall be construed to prevent Tenant's removal of trade fixtures, but upon removal of any such trade fixtures from the premises or upon removal of other installations as may be required by Landlord, Tenant shall immediately and at its expense, repair and restore the premises to the condition existing prior to installation and repair any damage to the demised premises or the Building due to such removal. Anything contained herein to the contrary notwithstanding, Tenant shall have no obligation to restore or repair, upon the expiration or other termination of this lease, any damage or deterioration arising from the ordinary wear and tear of the demised premises, nor shall Tenant be required to repair or patch any walls within the demised premises that have been damaged by the customary hanging of ordinary office decorations and artwork throughout the Demised Term. All property permitted or required to be removed by Tenant at the end of the term remaining in the premises after Tenant's removal shall be deemed abandoned and may, at the election of Landlord, either be retained as Landlord's property or may be removed from the premises at Tenant's expense. All the outside walls of the demised premises including corridor walls and the outside entrance doors to the demised premises, any balconies, terraces or roofs adjacent to the demised premises, and any space in the demised premises used for shafts, stacks, pipes, conduits, ducts or other building facilities, and the use thereof, as well as access thereto in and through the demised premises for the purpose of operation, maintenance, decoration and repair, are expressly reserved to Landlord, and Landlord does not convey any rights to Tenant therein. Notwithstanding the foregoing, Tenant shall enjoy full right of access to the demised premises through the public entrances, public corridors and public areas within the Building. Landlord shall grant Tenant reasonable access to and through any existing conduits located throughout the Building, to the extent available and having the available capacity to accommodate Tenant's requirements without interfering with any then existing use of such conduits, or to install additional conduits as may be necessary, for Tenant to install any telecommunications and electrical equipment and lines required, contemplated or desired by Tenant. All of the work contemplated by this paragraph shall be performed in a good and workmanlike manner, in a commercially reasonable fashion so long as it shall not detract from the physical appearance of the Building and the grounds associated therewith. Notwithstanding the foregoing none of such work, cabling or lines may take place or be located within any other tenant's premises in the Building, except that Tenant shall be permitted to perform core drilling through ceilings of other tenant's premises, and to run cabling and/or lines through such spaces so long as such work, and the presence of such cabling and/or lines, shall not interfere with the use and occupancy of any other tenant's premises or the operation or maintenance of any other equipment or improvements located within such ceiling areas.

ALTERATIONS
         15. A. After completion of the demised premises, Tenant shall make no alterations, decorations, installations, additions or improvements in or to the demised premises without Landlord's prior written consent (which consent shall not be unreasonably withheld), and then only by contractors or mechanics approved by Landlord (which approval shall not be unreasonably withheld) and at such times and in such manner as Landlord may from time to time designate. Landlord shall have the right to make inspections of any such work being carried out by Tenant or on Tenant's behalf at any reasonable time during the progress of such work. Anything contained in this Article 15 to the contrary notwithstanding, Tenant shall not be required to obtain Landlord"s approval for and shall be permitted to perform any alterations reasonably and in good faith estimated to cost less than $10,000.00, and which do not affect the structural parts, common areas or exterior of the Building, or any of the Building systems ("Permitted Alterations"). Any such Permitted Alterations shall, however be performed in compliance with the remaining provisions of this Article 15.

              B. All installations or work done by Tenant shall be done in a good and workmanlike manner and shall at all times comply with:

                           (1) Laws, rules, orders and regulations of
governmental authorities having jurisdiction thereof.

                           (2) Rules and regulations of Landlord.

                           (3) Plans and specifications prepared by and at the
expense of Tenant theretofore submitted to Landlord for its prior written approval; no installations or work shall be undertaken, started or begun by Tenant, its agents, servants or employees, until Landlord has approved such plans and specifications; and no amendments or additions to such plans and specifications shall be made without the prior written consent of Landlord, and, as to alterations affecting the Building's mechanical or electrical systems, or which shall require a building permit, shall be subject to Landlord's supervisory fee charge equal to 5% of the cost of the work.

                           Tenant agrees that it will not, either directly or
indirectly, use any contractors and/or labor and/or materials if the use of such contractors and/or labor and/or materials would or will create any difficulty with other contractors and/or labor engaged by Tenant or Landlord or others in the construction, maintenance and/or operation of the Building or any part thereof. Landlord represents that as of the date hereof, the Building is an "open" building, i.e., both unionized and non-unionized labor are employed to perform alterations therein. Tenant shall, before making any alterations, additions, installations or improvements, at its expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof and shall deliver promptly duplicates of all such permits, approvals and certificates to Landlord and Tenant agrees to carry and will cause Tenant's contractors and sub-contractors to carry such workmen's compensation, general liability, personal and property damage insurance as Landlord may require. At Landlord's request, Tenant agrees to obtain and deliver to Landlord, written and unconditional waivers of mechanic's liens upon the real property in which the demised premises are located, for all property in which the demised premises are located, for all work, labor and services performed and materials furnished in connection with such work after payment therefore, signed by all contractors, sub-contractors, materialmen and laborers involved in such work. Notwithstanding the foregoing, if any mechanic's lien is filed against the demised premises, or the Building, for work claimed to have been done for, or materials furnished to, Tenant, whether or not done pursuant to this Article the same shall be discharged by Tenant within ten days thereafter, at Tenant's expense, by filing the bond required by law.

                    C. Anything contained herein to the contrary notwithstanding, Tenant shall make no alterations, decorations, installations, additions or improvements in or to the demised premises which shall in any way affect utility services or plumbing and electrical lines. Moreover, Landlord shall not be deemed to have acted unreasonably for withholding consent to any alterations, decorations, installations, additions or improvements which: (i) involve or might affect any structural or exterior element of the Building outside the demised premises or the Building, or (ii) will require unusual expense to readapts the demised premises to normal office use on the expiration of the Demised Term or increase the cost of construction or of insurance or taxes on the Building or of the services called for hereunder unless Tenant first gives assurances acceptable to Landlord for payment of such increased cost and that such readaption will be made prior to the Expiration Date without expense to Landlord.

REQUIREMENTS OF LAW
         16. (A) Tenant, at Tenant's sole cost and expense, shall comply with all laws, orders and regulations of Federal, State, County and Municipal authorities, and with all directions, pursuant to law, of all public officers, which shall impose any duty upon Landlord or Tenant with respect to the demised premises or the use or occupation thereof, except that Tenant shall not be required to make any structural alterations, or alterations to the common areas of the Building, in order so to comply unless such alterations shall be necessitated or occasioned, in whole or in part, by the acts, omissions or negligence of Tenant or any person claiming through or under Tenant or any of their servants, employees, contractors, agents, visitors or licensees, or by the use or occupancy or manner of use or occupancy of the demised premises by Tenant, or any such person nor shall Tenant be required to make any alterations in order to cause Landlord's Initial Construction to comply with applicable laws.

FIRE INSURANCE
                    (B) Tenant shall not do anything, or permit anything to be done, in or about the demised premises which shall (i) invalidate or be in conflict with the provisions of any fire or other insurance policies covering the Building or any property located therein, or (ii) result in a refusal by fire insurance companies of good standing to insure the Building or any such property in amounts reasonably satisfactory to Landlord, or (iii) subject Landlord to any liability or responsibility for injury to any person or property by reason of any business operation being conducted in the demised premises, or
(iv) cause any increase in the fire insurance rates applicable to the Building or property located therein at the beginning of the Demised Term or at any time thereafter. Tenant, at Tenant's expense, shall comply with all rules, orders, regulations or requirements of the New York Board of Fire Underwriters and the New York Fire Insurance Rating Organization or any similar body.

(C) Tenant shall pay all costs, expenses, fines, penalties or damages, which may be imposed upon Landlord by reason of Tenant's failure to comply with the provisions of this Article 16 and if by reason of such failure the fire insurance rate shall at the beginning of this lease or at any time thereafter, be higher that it otherwise would be, then Tenant shall reimburse Landlord, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Landlord which shall have been charged because of such failure by Tenant, and shall make such reimbursement upon the first day of the month following such outlay by Landlord. In any action or proceeding wherein Landlord and Tenant are parties, a schedule or "make up" of rates applicable to the Building or property located therein issued by the New York Fire Insurance Rating Organization, or other similar body fixing such fire insurance rates, shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to the Building or property located therein.

TENANT'S INSURANCE

         (D) Tenant will keep in force, at Tenant's expense at all times during the Demised Term and during such other times as Tenant occupies the demised premises or any part thereof:

                           (i) commercial general liability insurance or
comprehensive general liability insurance with broad form endorsement with respect to the demised premises and the operation of Tenant and any Persons under Tenant's Control in, on or about the demised premises in which the limits of coverage shall be not less than Three Million Dollars ($3,000,000) combined single limit per occurrence;

                           (ii) statutory workers' compensation coverage and
employers' liability as required by state law;

                           (iii) business interruption insurance for a period of
not less than one year and such other insurance as Tenant deems necessary to protect its property and its business against all perils commonly insured against by prudent tenants;

                           (iv) such other insurance with respect to the demised
premises and in such amounts as Landlord may from time to time reasonably require against such other insurable hazards or risks which at the time are commonly insured against in the case of property similar to the demised premises and used as provided herein.

         The foregoing limits shall be increased from time to time in the event that Landlord, in its reasonable judgment, shall determine that the amounts of insurance are inadequate to pay any claims that may be brought under the foregoing policies. All policies required by this lease shall be written on an occurrence basis. Such policies are to be written by a company having a general policy holder's rating of not less than A and a rating in financial size of not less than XI, as rated in the most current "Best's" insurance reports, and authorized and licensed to issue such policies in the State of New York. Any such insurance required of Tenant hereunder may be furnished by Tenant under any blanket policy carried by it, providing the policy properly allocates the required limits to the demised premises, or under a separate policy thereof. Each policy evidencing insurance as required by to carried by Tenant pursuant to this Article shall contain the following provisions and/or clauses: (i) a cross-liability clause; (ii) a provision that such policy and the coverage carried by Landlord shall be excess insurance; (iii) a provision including Landlord, Landlord's managing agent and other parties (including mortgagees) designated by Landlord as additional insureds (except with respect to workers' compensation insurance); (iv) a waiver by the insurer of any right of subrogation against Landlord, its agents, employees and representatives which arises or might arise by reason of any payment under such policy or by reasons of any act or omission of Landlord, its agents, employees, or representatives;
(v) a severability clause; and (vi) a provision that the insurer will not cancel, materially change, reduce aggregates or coverage or fail to renew the coverage provided by such policy without first giving Landlord and all additional insureds thirty (30) days' prior notice.

         A copy of each paid-up policy or certificate of insurance accompanied by original endorsements signed by the insurance company evidencing the policies required hereunder, along with evidence of payment and appropriately authenticated by the insurer or its authorized agent certifying that such policy has been issued providing the coverage required by this Article, and containing provisions specified herein, shall be delivered to Landlord not less than fifteen (15) days prior to the earlier of (x) the Term Commencement Date, or (y) the date Tenant shall first take possession of the demised premises for any purpose, and, upon renewals, not less than thirty (30) days prior to the expiration of such coverage.

         If Tenant fails to deliver to Landlord on time any required evidence of insurance coverage, or fails to carry any insurance required hereunder, or by law or governmental regulations, then Landlord may (but is not obligated to) purchase the required coverage on behalf of Tenant, as provided above, in which event Tenant shall pay to Landlord on demand the cost of such insurance coverage plus ten percent (10%) of the amount of such cost as a service charge to Landlord. No such purchase by Landlord shall be deemed a waiver of Tenant's default and Landlord may pursue its full rights and remedies on account of such default. As used herein, the term "Persons under Tenant's Control" shall mean and include Tenant, all of Tenant's respective principals, officers, agents, contractors, servants, employees, licensees and invitees.

END OF TERM
         17. A. Upon the expiration or other termination of the term of this lease, Tenant shall quit and surrender to Landlord the demised premises, broom clean, in good order and condition, ordinary wear excepted, and Tenant shall remove all of its property, and shall repair all damage to the demised premises or the Building occasioned by such removal. Any property not removed from the premises shall be deemed abandoned by Tenant and may be disposed of in any manner deemed appropriate by the Landlord. Tenant expressly waives, for itself and for any person claiming through or under Tenant, any rights which Tenant or any such person may have under the provisions of Section 2201 of the New York Civil Practice Law and Rules and of any successor law of like import then in force, in connection with any holdover summary proceedings which Landlord may institute to enforce the foregoing provisions of this Article. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of the term of this lease. If the last day of the term of this lease or any renewal hereof falls on Sunday or a legal holiday, this lease shall expire on the business day immediately preceding.

                    (B) Tenant acknowledges that possession of the demised premises must be surrendered to Landlord at the expiration or sooner termination of the term of this lease. Tenant hereby agrees to indemnify and save Landlord harmless against any and all costs, damages, claims, loss or liability resulting from delay by Tenant in so surrendering the demised premises, including, without limitation, any claims made by any succeeding tenant, founded on such delay. The parties recognize and agree that the damage to landlord resulting from any failure by Tenant timely to surrender possession of the demised premises as aforesaid will be extremely substantial, will exceed the amount of monthly rent theretofore payable hereunder, and will be impossible of accurate measurement. Tenant therefore agrees that if possession of the demised premises is not surrendered to landlord on or before the date of the expiration or other termination of the term of this lease, time being of the essence with respect thereto, then, in addition to any other remedies and/or damages otherwise available to Landlord hereunder or at law, Tenant agrees to pay Landlord, for each month and for each portion of any month during which Tenant holds over in the demised premises after expiration or other termination of the term of this lease, a sum equal to two times the rent and additional rent (inclusive of escalations) that was payable per month under this lease during the last month of the term thereof. Nothing contained herein shall be construed to constitute Landlord's consent to Tenant remaining in possession of the demised premises after the expiration or other termination of the term of this lease. Landlord shall be entitled to pursue any action necessary to recover immediate possession of the demised premises notwithstanding Tenant's payment of the aforementioned sum. The aforesaid provisions of this paragraph shall survive the expiration or sooner termination of the term of this lease.

QUIET ENJOYMENT
         18. Landlord covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the demised premises during the term of this lease without hindrance or molestation by anyone claiming by or through Landlord, subject, nevertheless, to the terms, covenants and conditions of this lease including, but not limited to, Article 23.

SIGNS
         19. No signs may be put on or in any window nor on the exterior of the Building. Any signs or lettering in the public corridors or on the doors must be submitted to Landlord for approval before installation, which approval shall not be unreasonably withheld.

RULES AND REGULATIONS
         20. Tenant and Tenant's agents, employees, visitors, and licensees shall faithfully comply with the Rules and Regulations set forth on Schedule D annexed hereto and made part hereof, and with such further reasonable Rules and Regulations as Landlord at any time may make and communicate in writing to Tenant which, in the Landlord's judgment, shall be necessary for the reputation, safety, care or appearance of the Building and land allocated to it or the preservation of good order therein, or the operation or maintenance of the Building, its equipment and such land, or the more useful occupancy or the comfort of the tenants or others in the Building. Landlord shall not be liable to Tenant for the violation of any of said Rules and Regulations, or the breach of any covenant or condition of any lease by any other tenant in the Building. Rules and Regulations shall be uniformly applied where possible.

ASSIGNMENT AND SUBLETTING
         21. (A) Tenant, for itself, its successors, undertenants and assigns, (all of the foregoing hereinafter referred to as the "Tenant") expressly covenants that it shall not assign, mortgage or encumber this agreement, nor underlet the demised premises or any part thereof, or license or permit the demised premises or any part thereof to be used by others, without the prior written consent of the Landlord in each instance and upon due compliance with the provisions of this Article 21.

                    (B)    Intentionally Omitted.

                    (C) Prior to requesting the approval of Landlord to an assignment or subletting as hereinafter provided, Tenant shall, by notice as provided in Article 35, advise the Landlord of all the terms, covenants and conditions of the Tenant's proposed sublease or assignment and shall offer to the Landlord the option:

                           (i) to terminate the lease as of the last day of any
calendar month of the term hereof, which day shall be prior to the effective date of such proposed sublease or assignment, and after Landlord's Acceptance Period (as such phrase is hereinafter defined), and to vacate and surrender the demised premises to Landlord; or

                           (ii) to execute a sublease for the said space with
the Landlord on the same terms and conditions as are contained in the proposed sublease or assignment.

Landlord shall have fifteen (15) business days after the receipt of such offer to accept in writing either or neither of such offers (Landlord's Acceptance Period). Anything contained in this Article 21(C) to the contrary notwithstanding, if Landlord shall accept either of Tenant's aforesaid offers, Tenant may revoke such offers by sending written notice to Landlord withdrawing Tenant's request to assign the lease or sublet the demised premises that was associated with such offers, which notice must be given by Tenant, if at all, within ten (10) days after Tenant's receipt of Landlord's acceptance of either of such offers, whereupon such offer shall be deemed revoked and Tenant shall not be entitled to assign the lease or sublet the demised premises without again complying with the provisions of this Article.

                    (D) Upon Tenant's due compliance with the aforesaid provisions of this Article 21, and if Landlord shall not accept either of Tenant's aforesaid offers, Landlord agrees not to unreasonably withhold its consent to an assignment or subletting, provided that the Tenant is not then in default under this lease and that the proposed assignee or undertenant is financially responsible, of good reputation and engaged in a business compatible with the business generally carried on in the Building and that the proposed assignment or sublease would not be inconsistent with any agreement previously made with any other tenant, and further provided that such assignee or undertenant shall execute and deliver to Landlord an assumption agreement wherein it agrees to perform all the obligations of the Tenant under this lease in form appropriate for recording, and provided, in the case of a sublease, that the annual rental rate under such sublease is not less than the prevailing rate per square foot at Two Huntington Quadrangle, Melville, New York.

                    (E) No assignment of this lease or underletting of the demised premises shall release or discharge the Tenant hereunder from any of its obligations to be performed under this lease. The consent by Landlord to an assignment or underletting shall not in any way be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or underletting.

                    (F) If Tenant is a corporation, Tenant may assign this lease to any successor by merger or consolidation, provided that a copy of said assignment, in recordable form, is delivered to the Landlord containing a full assumption by the assignee of all the Tenant's obligations hereunder.

LANDLORD'S ACCESS TO PREMISES
         22. (A) Landlord or Landlord's agents shall have the right to enter and/or pass through the demised premises at all mutually agreeable times, upon reasonable prior verbal notice (except in an emergency, and then at all times and without notice), to examine the same, to show them to mortgagees, ground lessors, prospective purchasers or lessees or mortgagees of the Building, and to make such repairs, improvements or additions as Landlord may deem necessary or desirable and Landlord shall be allowed to take all material into and upon and/or through said demised premises that may be required therefor. During the year prior to the expiration of the term of this lease, or any renewal term, Landlord may exhibit the demised premises to prospective tenants or purchasers at all reasonable hours and without unreasonably interfering with Tenant's business. If Tenant shall not be personally present to open and permit an entry into said premises, at any time, when for any reason an entry therein shall be necessary due to an emergency, Landlord or Landlord's agents may enter the same by a master key, without rendering Landlord or such agent liable therefor (if during such entry Landlord or Landlord's agents shall accord reasonable care to Tenant's property). If during the last month of the Demised Term Tenant shall have removed all or substantially all of Tenant's property therefrom, Landlord may immediately enter, alter, renovate or redecorate the demised premises without limitation or abatement of rent, or incurring liability to Tenant for any compensation and such act shall have no effect on this lease or Tenant's obligations hereunder. Tenant acknowledges that Landlord shall have no obligation to perform any of its repair and maintenance obligations hereunder except during Landlord's regular working hours, except in the event of an emergency. If Tenant desires Landlord to perform any such repair and maintenance obligations at any hours other than Landlord's regular working hours, Landlord shall use its reasonable efforts to accommodate Tenant's request, provided, however, that Tenant shall pay to Landlord, as additional rent, any overtime charges incurred by Landlord as a result thereof, except in the event of an emergency. Landlord acknowledges that Tenant shall provide Landlord with a master key for the demised premises, and all of the areas therein, with the exception of areas deemed by Tenant to be "security sensitive" areas. Landlord shall have no liability for its failure to perform any repairs to such "security sensitive" areas by reason of Landlord's inability to gain access thereto, nor to any other portions of the demised premises to which access is denied. Tenant acknowledges that in the event of an emergency, Landlord may enter such areas by any reasonable means necessary without being liable to Tenant by reason of such access or by reason of any damage caused in obtaining such access.

                    (B) Landlord shall also have the right at any time to use, maintain and replace pipes and conduits in and through the demised premises and to erect new pipes and conduits therein, to change the arrangement and/or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets or other public parts of the Building, provided, however, that Landlord shall make no change in the arrangement and/or location of entrances or passageways or other public parts of the Building which will adversely affect in any material manner Tenant's use and enjoyment of the demised premises. Landlord shall also have the right, at any time, but upon reasonable prior notice, to name the Building, to display appropriate signs and/or lettering on any or all entrances to the Building, and to change the name, number or designation by which the Building is commonly known, except that Landlord agrees that it shall not, at any time during the Demised Term, name the Building after any entity engaged in the same business as Tenant is engaged as of the date hereof. Furthermore, Landlord shall use its reasonable efforts to utilize existing core areas before changing or erecting any new conduits or pipes within the demised premises.

                    (C) Neither this lease nor any use by Tenant shall give Tenant any right or easement to the use of any door or passage or concourse connecting with any other building or to any public conveniences, and the use of such doors and passages and concourse and of such conveniences may be regulated and/or discontinued at any time and from time to time by Landlord without notice to Tenant, except that Tenant shall at all times be entitled to use the concourse leading to the Building loading area (subject to temporary interruptions for required repairs or alterations).

                    (D) The exercise by Landlord or its agents of any right reserved to Landlord in this Article shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this lease, or impose any liability upon Landlord, or its agents, or upon any lessor under any ground or underlying lease, by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise. Landlord shall use its reasonable efforts to minimize any inconvenience to tenant in exercising its rights under this Article 22.

SUBORDINATION
         23. (A) This lease is subject and subordinate in all respects to all ground leases and/or underlying leases and to all mortgages which may now or hereafter be placed on or affect such leases and/or the real property of which the demised premises form a part, or any part or parts of such real property, and/or Landlord's interest or estate therein, and to each advance made and/or hereafter to be made under any such mortgages, and to all renewals, modifications, consolidations, replacements and extensions thereof and all substitution therefor. This Section A shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall execute and deliver promptly any certificate that Landlord and/or any mortgagee and/or the lessor under any ground or underlying lease and/or their respective successors in interest may request.

                    (B) Without limitation of any of the provisions of this lease, in the event that any mortgagee or its assigns shall succeed to the interest of Landlord or of any successor-Landlord and/or shall have become lessee under a new ground or underlying lease, then, at the option of such mortgagee, this lease shall nevertheless continue in full force and effect and Tenant shall and does hereby agree to attorn to such mortgagee or its assigns and to recognize such mortgagee or its respective assigns as its Landlord.

                  (C) Tenant shall, at any time and from time to time upon not less than five days' prior notice by Landlord, execute, acknowledge and deliver to Landlord a statement in writing certifying that this lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), and the dates to which the rent, additional rent and other charges have been paid in advance, if any, and stating whether or not to the best knowledge of the signer of such certificate Landlord is in default in performance of any covenant, agreement, term, provision or condition contained in this lease and, if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement delivered pursuant hereto may be relied upon by any prospective purchaser or lessee of said real property or any interest or estate therein, any mortgagee or prospective mortgagee thereof or any prospective assignee of any mortgage thereof. If, in connection with obtaining financing or refinancing for the Building and the land allocated to it, a banking, insurance or other recognized institutional lender shall request reasonable modifications in this lease as a condition to such financing, Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created. Landlord shall use its reasonable efforts to obtain an agreement (a "Non-Disturbance Agreement") from the holder of any mortgage now or (within thirty (30) days after request by Tenant therefor) hereafter encumbering the Real Property, in the usual form of such holder, in favor of Tenant, providing in substance that so long as Tenant is not in default under the terms of this lease, the right of possession of Tenant to the demised premises shall not be affected or disturbed by such holder in the exercise of any of its rights under the mortgage or any note secured thereby, and any sale of the Real Property pursuant to the exercise of any rights and remedies under the mortgage or otherwise shall be made subject to Tenant's right of possession under this lease. As to the mortgage presently held by The Mutual Life Insurance Company of New York ("MONY"), in the event Landlord shall be unable to obtain a Non-Disturbance Agreement from MONY in favor of Tenant, in the form annexed hereto as Exhibit 3 hereof, on or before the "Consent Deadline" (as defined in Article 50 hereof), then Tenant may cancel this lease by sending written notice to Landlord on or before the earlier to occur of: (i) ten (10) days after the Consent Deadline; or (ii) the date on which Landlord shall obtain the Non-Disturbance Agreement from MONY in favor of Tenant. If Tenant shall cancel this lease as herein provided, Landlord shall refund any monies theretofore paid by Tenant to Landlord hereunder, this lease shall be deemed canceled and neither party shall have any further liability or obligation to the other hereunder. As to any mortgages hereafter affecting the Real Property, the subordination provisions of this Article 23 shall be subject to and conditioned upon Landlord obtaining a Non-Disturbance Agreement in the usual form of the holder of such mortgage, in favor of Tenant, within thirty
(30) days after Tenant's request therefor, which request shall be made within ten (10) business days after Landlord notifies Tenant of any contemplated future mortgage. If Tenant shall fail to request such Non-Disturbance Agreement within such ten (10) business day period, then the subordination provisions of this
Article 23 shall be self-operative, and no further writing or agreement shall be required to confirm the subordination of this lease to such mortgage. If, on the other hand, Landlord shall be unable to obtain a Non-Disturbance Agreement from such holder in favor of Tenant, within such thirty (30) day period, then such mortgage shall be subordinate to this lease. Landlord shall not be required to incur any expense (other than a reasonable processing fee) or pay any consideration in order to obtain any Non-Disturbance Agreement in favor of Tenant. Except as expressly provided herein, Landlord shall incur no liability, nor shall this lease or the obligations of Tenant hereunder be affected in any manner, in the event Landlord shall be unable to obtain a Non-Disturbance Agreement from the holder of any mortgage in favor of Tenant. Furthermore, Landlord shall not be required to incur an expense (other than a reasonable processing fee) or pay any consideration in order to obtain any Non-Disturbance Agreement in favor of Tenant.

PROPERTY LOSS, DAMAGE, REIMBURSEMENT
         24. (A) Landlord or its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the Building, nor for the loss of or damage to any property of Tenant by theft or otherwise. Landlord or its agents shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, electrical disturbance, water, rain or snow or leaks from any part of the Building or from the pipes, appliances or plumbing works or from the roof, street or subsurface or from any other place or by dampness or by any other cause of whatsoever nature, unless caused by or due to the negligence of Landlord, its agents, servants or employees; nor shall Landlord or its agents be liable for any such damage caused by other tenants or persons in the Building or caused by operations in construction of any private, public or quasi public work; nor shall Landlord be liable for any latent defect in the demised premises or in the Building. If at any time any windows of the demised premises are temporarily closed or darkened incident to or for the purpose of repairs, replacements, maintenance and/or cleaning in, on, to or about the Building or any part or parts thereof, Landlord shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatement of rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction. Tenant shall reimburse and compensate Landlord as additional rent for all expenditures made by, or damages or fines sustained or incurred by Landlord due to non-performance or non-compliance with or breach or failure to observe any term, covenant or condition of this lease upon Tenant's part to be kept, observed, performed or complied with. Tenant shall give immediate notice to Landlord in case of fire or accidents in the demised premises or in the Building or of defects therein or in any fixtures or equipment.

TENANT'S INDEMNITY
                    (B) Tenant shall indemnify and save harmless Landlord against and from any and all claims by and on behalf of any person or persons, firm or firms, corporation or corporations arising from the conduct or management of or from any work or thing whatsoever done (other than by Landlord or its contractors or the agents or employees of either) in and on the demised premises during the term of this lease and during the period of time, if any, prior to the Term Commencement Date that Tenant may have been given access to the demised premises for the purpose of making installations, and will further indemnify and save harmless Landlord against and from any and all claims arising from any condition of the demised premises due to or arising from any act or omission or negligence of Tenant or any of its agents, contractors, servants, employees, licensees or invitees, and against and from all costs, expenses and liabilities incurred in connection with any such claim or claims or action or proceeding brought thereon; and in case any action or proceeding be brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, agrees that Tenant, at Tenant's expense, will resist or defend such action or proceeding and will employ counsel therefor reasonably satisfactory to Landlord. Tenant's liability under this lease extends to the acts and omissions of any subtenant, and any agent, contractor, employee, invitee or licensee of any subtenant.

DESTRUCTION-FIRE OR OTHER CASUALTY
         25. If the demised premises shall be damaged by fire or other casualty and if Tenant shall give prompt notice to Landlord of such damage, Landlord, at Landlord's expense, shall repair such damage. However, Landlord shall have no obligation to repair any damage to, or to replace, Tenant's personal property or any other property or effects of Tenant. If the entire demised premises shall be rendered untenantable by reason of any such damage, the rent shall abate for the period from the date of such damage to the date when such damage shall have been repaired, and if only a part of the demised premises shall be so rendered untenantable, the rent shall abate for such period in the proportion which the area of the part of the demised premises so rendered untenantable bears to the total area of the demised premises. However, if prior to the date when all of such damage shall have been repaired any part of the demised premises so damaged shall be rendered tenantable and shall be used or occupied by Tenant or any person or persons claiming through or under Tenant, then the amount by which the rent shall abate shall be equitably apportioned for the period from the date of any such use or occupancy to the date when all such damage shall have been repaired. Tenant hereby expressly waives the provisions of Section 227 of the New York Real Property Law, and of any successor law of like import then in force, and Tenant agrees that the provisions of this Article shall govern and control in lieu thereof. Notwithstanding the foregoing provisions of this Section, if, prior to or during the Demised Term, (i) the demised premises shall be totally damaged or rendered wholly untenantable by fire or other casualty, and if Landlord shall decide not to restore the demised premises, or (ii) the Building shall be so damaged by fire or other casualty that, in Landlord's opinion, substantial alteration, demolition, or reconstruction of the Building shall be required (whether or not the demised premises shall be damaged or rendered untenantable), then, in any of such events, Landlord at Landlord's option, may give to Tenant, within sixty (60) days after such fire or other casualty, a thirty (30) days' notice of termination of this lease. Landlord shall notify Tenant (the "Casualty Notice") in writing within sixty (60) days of the occurrence of such damage as to whether the damage is susceptible of complete repair within one hundred eighty (180) days after the occurrence. If the Casualty Notice will indicate that such repair and restoration will require in excess of one hundred eighty (180) days, then such notification shall state the estimated period required to repair or restore such damage (the "Estimated Repair/Restoration Period"). If such damage to the demised premises or any portion thereof shall render all or substantially all of the demised premises untenantable for the normal operation of Tenant's business, and either (i) the Estimated Repair/Restoration Period is in excess of one hundred eighty (180) days after the occurrence of such casualty, or (ii) Landlord fails to provide the Casualty Notice within five (5) business days after Landlord's receipt of notice from Tenant that Landlord has failed to provide the Casualty Notice within sixty (60) days of the occurrence of such damage, then in either event Tenant may, by written notice to Landlord given within seventy-five (75) days after the date of such casualty, terminate this lease as of the date of occurrence of such damage. If the Casualty Notice shall indicate that the Estimated Repair/Restoration Period shall be not more than one hundred eighty
(180) days, or if the Casualty Notice shall indicate that the Estimated Repair/Restoration Period shall be more than one hundred eighty (180) days and Tenant does not elect to terminate this lease as hereinabove provided (subject in either case to delays caused by any of the reasons set forth in Article 36(A) hereof) and if Landlord fails to repair or restore such damage within such period, then Tenant shall have a further option to terminate this lease, by giving written notice to Landlord within ten (10) days after the expiration of the Estimated Repair/Restoration Period. If either party elects to terminate this lease as herein provided, the Demised Term shall expire upon the thirtieth
(30th) day after such notice is given, and Tenant shall vacate the demised premises and surrender the same to Landlord, as if such date were the Expiration Date, the rent shall be apportioned as of such date, and any prepaid portion of rent for any period after such date shall be refunded by Landlord to Tenant. In the event that any damage or destruction by fire or other casualty shall render all or substantially all of the demised premises untenantable for the normal operation of Tenant's business, and if neither party shall elect to terminate this lease as hereinabove provided, and if Landlord shall then have available any space in Buildings owned by Landlord and located within the Town of Melville that shall be suitable for the temporary relocation of Tenant's business operations that are located within the demised premises pending the repair and restoration of the demised premises, Landlord shall so notify Tenant of such fact and Tenant shall have the option, exercisable upon written notice from Tenant to Landlord given within five (5) business days after Tenant's receipt of Landlord's notice, to elect to occupy such other space until the restoration and repair of the demised premises. Such occupancy shall be upon all of the terms, covenants and conditions contained in this lease (including, without limitation, provisions regarding base annual rent and additional rent), except that appropriate adjustments shall be made on a square foot basis in the event the rentable area of such temporary space shall be smaller or greater than the rentable area of the demised premises, and except further that Landlord shall not be required to perform any alterations in order to prepare such temporary space for Tenant's occupancy. Tenant shall vacate, quit and surrender the temporary space, in accordance with the provisions of Article 17 hereof, within twenty (20) days after receipt of notice from Landlord that restoration and repair of the demised premises has been substantially completed.

SUBROGATION
         26. Each of the parties hereto and their successors or assigns hereby waives any and all rights of action for negligence against the other party hereto which may hereafter arise for damage to the premises or to property therein resulting from any fire or other casualty of the kind covered by standard fire insurance policies with extended coverage, regardless of whether or not, or in what amounts, such insurance is now or hereafter carried by the parties hereto, or either of them. The foregoing release and waiver shall be in force only if both releasors' insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance and also provided that such a policy can be obtained without additional premiums. Both parties agree to use their best efforts to obtain and maintain a waiver of subrogation from their respective carriers if they are insured.

EMINENT DOMAIN
         27. (A) In the event that the whole of the demised premises shall be lawfully condemned or taken in any manner for any public or quasi-public use, this lease and the term and estate hereby granted shall forthwith cease and terminate as of the date of vesting of title. In the event that only one part of the demised premises shall be so condemned or taken, then, effective as of the date of vesting of title, the rent hereunder shall be abated in an amount thereof apportioned according to the area of the demised premises so condemned or taken. In the event that only a part of the Building shall be so condemned or taken, then (a) Landlord (whether or not the demised premises be affected) may, at its option, terminate this lease and the term and estate hereby granted as of the date of such vesting of title by notifying Tenant in writing of such termination within 60 days following the date on which Landlord shall have received notice of vesting of title, and (b) if such condemnation or taking shall be of a substantial part of the demised premises or of a substantial part of the means of access thereto, Tenant shall have the right, by delivery of notice in writing to Landlord within 60 days following the date on which Tenant shall have received notice of vesting of title, to terminate this lease and the term and estate hereby granted as of the date of vesting of title or (c) if neither Landlord nor Tenant elects to terminate this lease, as aforesaid, this lease shall be and remain unaffected by such condemnation or taking, except that the rent shall be abated to the extent, if any ,hereinabove provided in this
Article 27. In the event that only a part of the demised premises shall be so condemned or taken and this lease and the term and estate hereby granted are not terminated as hereinbefore provided, Landlord will, at its expense, restore the remaining portion of the demised premises as nearly as practicable to the same condition as it was in prior to such condemnation or taking.

                    (B) In the event of a termination in any of the cases hereinabove provided, this lease and the term and estate granted shall expire as of the date of such termination with the same effect as if that were the date hereinbefore set for the expiration of the term of this lease, and the rent hereunder shall be apportioned as of such date.

                    (C) In the event of any condemnation or taking hereinabove mentioned of all or a part of the Building, Landlord shall be entitled to receive the entire award in the condemnation proceeding, including any award made for the value of the estate vested by this lease in Tenant, and Tenant hereby expressly assigns to Landlord any and all right, title and interest of Tenant now or hereafter arising in or to any such award or any part thereof, and Tenant shall be entitled to receive no part of such award, except that the Tenant may file a claim for any taking of removable fixtures owned by Tenant and for moving expenses incurred by Tenant. Nothing contained herein shall prohibit Tenant from pursuing any other remedies against the taking authority in a separate proceeding so long as the amount of Landlord's award shall not be diminished thereby.

                    It is expressly understood and agreed that the provisions of this Article 27 shall not be applicable to any condemnation or taking for governmental occupancy for a limited period.

CERTIFICATE OF OCCUPANCY
         28. Tenant will not at any time use or occupy the demised premises in violation of the certificate of occupancy (temporary or permanent) issued for the Building or portion thereof of which the demised premises form a part. If at any time during the Demised Term, there shall be any violations of law posted or filed against the Building, and if such violations shall not have been caused by Tenant, or by Persons Within Tenant's Control, and if such violations shall materially adversely affect Tenant's use and enjoyment of the demised premises for the purposes contemplated in Article 4 hereof, Landlord shall, at Landlord's sole cost and expense, cure such violations with due diligence. If Landlord shall fail to commence to cure such violations within forty-five (45) days after Landlord becomes aware of same, or shall thereafter fail to diligently prosecute such cure to completion, Tenant's sole remedy shall be to cancel this lease by sending written notice to Landlord.

DEFAULT
         29. A. Upon the occurrence at any time prior to or during the Demised Term, of any one or more of the following events (referred to as "Events of Default"):

                           (i) if Tenant shall default in the payment when due
of any installment of rent or in the payment when due of any additional rent, and such default shall continue for a period of ten (10) days after notice by Landlord to Tenant of such default; or

                           (ii) if Tenant shall default in the observance or
performance of any term, covenant or condition of this lease on Tenant's part to be observed or performed (other than the covenants for the payment of rent and additional rent) and Tenant shall fail to remedy such default within twenty (20) days after notice by Landlord to Tenant of such default, or if such default is of such a nature that it cannot be completely remedied within said period of twenty (20) days and Tenant shall not commence within said period of twenty (20) days, or shall not thereafter diligently prosecute to completion, all steps necessary to remedy such default; or

                           (iii) if Tenant or Tenant's guarantor hereunder (if
any) shall file a voluntary petition in bankruptcy or insolvency, or shall be adjudicated a bankrupt or become insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute or law, or shall make an assignment for the benefit of creditors or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any part of Tenant's property; or

                           (iv) if, within thirty (30) days after the
commencement of any proceeding against Tenant, whether by the filing of a petition or otherwise, seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or other present or future applicable federal, state or other statute or law, such proceeding shall not have been dismissed, or if, within thirty (30) days after the appointment of any trustee, receiver or liquidator of Tenant, or of all or any part of Tenant's property, without the consent or acquiescence of Tenant, such appointment shall not have been vacated or otherwise discharged, or if any execution or attachment shall be issued against Tenant or any of Tenant's property pursuant to which the demised premises shall be taken or occupied or attempted to be taken or occupied; or

                           (v) if Tenant shall default in the observance or
performance of any term, covenant or condition on Tenant's part to be observed or performed under any other lease with Landlord of space in the Building and such default shall continue beyond any grace period set forth in such other lease for the remedying of such default; or

                           (vi) if the demised premises shall become vacant,
deserted or abandoned; or

                           (vii) if Tenant's interest in this lease shall
devolve upon or pass to any person, whether by operation of law or otherwise, except as expressly permitted under Article 21;

then, upon the occurrence, at any time prior to or during the Demised Term, of any one or more of such Events of Default, Landlord, at any time thereafter, at Landlord's option, may give to Tenant a five (5) days' notice of termination of this lease and, in the event such notice is given, this lease and the Demised Term shall come to an end and expire (whether or not said term shall have commenced) upon the expiration of said five (5) days with the same effect as if the date of expiration of said five (5) days were the Expiration Date, but Tenant shall remain liable for damages as provided in Article 31.

                    B. If, at any time, (i) Tenant shall be comprised of two (2) or more persons, or (ii) Tenant's obligations under this lease shall have been guaranteed by any person other than Tenant, or (iii) Tenant's interest in this lease shall have been assigned, the word "Tenant", as used in subsection (iii) and (iv) of Section 29A, shall be deemed to mean any one or more of the persons primarily or secondarily liable for Tenant's obligations under this lease. Any moneys received by Landlord from or on behalf of Tenant during the pendency of any proceeding of the types referred to in said subsections (iii) and (iv) shall be deemed paid as compensation for the use and occupation of the demised premises and the acceptance of any such compensation by Landlord shall not be deemed an acceptance of rent or a waiver on the part of Landlord of any rights under Section 29A.

REMEDIES
         30. A. If Tenant shall default in the payment when due of any installment of rent or in the payment when due of any additional rent and such default shall continue for a period of ten (10) days after notice by Landlord to Tenant of such default, or if this lease and the Demised Term shall expire and come to an end as provided in Article 29:

                           (i) Landlord and its agents and servants may
immediately, or at any time after such default or after the date upon which this lease and the Demised Term shall expire and come to an end, re-enter the demised premises or any part thereof, without notice, either by summary proceedings or by any other applicable action or proceeding, (without being liable to indictment, prosecution or damages therefor), and may repossess the demised premises and dispossess Tenant and any other persons from the demised premises and remove any and all of their property and effects from the demised premises; and

                           (ii) Landlord, at Landlord's option, may relet the
whole or any part or parts of the demised premises from time to time, either in the name of Landlord or otherwise, to such tenant or tenants, for such term or terms ending before, on or after the Expiration Date, at such rental or rentals and upon such other conditions, which may include concessions and free rent periods, as Landlord, in its sole discretion, may determine. Landlord shall have no obligation to relet the demised premises or any part thereof and shall in no event be liable for refusal or failure to relet the demised premises or any part thereof, or, in the event of any such reletting, for refusal or failure to collect any rent due upon any such reletting, and no such refusal or failure shall operate to relieve Tenant of any liability under this lease or otherwise to affect any such liability. Landlord, at Landlord's option, may make such repairs, replacements, alterations, additions, improvements, decorations and other physical changes in and to the demised premises as Landlord, in its sole discretion, considers advisable or necessary in connection with any such reletting or proposed reletting, without relieving Tenant of any liability under this lease or otherwise affecting any such liability.

                    B. Tenant, on its own behalf and on behalf of all persons claiming through or under Tenant, including all creditors, does hereby waive any and all rights which Tenant and all such persons might otherwise have under any present or future law to redeem the demised premises, or to re-enter or repossess the demised premises, or to restore the operation of this lease, after
(i) Tenant shall have been dispossessed by a judgment or by warrant of any court or judge, or (ii) any other re-entry by Landlord permitted hereunder by lawful process, or (iii) any expiration or termination of this lease and the Demised Term. In the event of a breach or threatened breach by Tenant, or any persons claiming through or under Tenant, of any term, covenant or condition of this lease on Tenant's part to be observed or performed, Landlord shall have the right to enjoin such breach and the right to invoke any other remedy allowed by law or in equity as if re-entry, summary proceedings and other special remedies were not provided in this lease for such breach. The rights to invoke the remedies hereinbefore set forth are cumulative and shall not preclude Landlord from invoking any other remedy allowed at law or in equity.

DAMAGES
         31. A. If this lease and the Demised Term shall expire and come to an end as provided in Article 29 or by or under any summary proceeding or any other action or proceeding, or if Landlord shall re-enter the demised premises as provided in Article 30 or by or under any summary proceeding or any other action or proceeding, then, in any of said events:

                           (i) Tenant shall pay to Landlord all rent, additional
rent and other charges payable under this lease by Tenant to Landlord to the date upon which this lease and the Demised Term shall have expired and come to an end or to the date of re-entry upon the demised premises by Landlord, as the case may be; and

                           (ii) Tenant shall also be liable for and shall pay to
Landlord, as damages, any deficiency (referred to as "Deficiency") between the rent and additional rent reserved in this lease for the period which otherwise would have constituted the unexpired portion of the Demised Term and the net amount, if any, of rents collected under any reletting effected pursuant to the provisions of Section 30A for any part of such period (first deducting from the rents collected under any such reletting all of Landlord's expenses in connection with the termination of this lease or Landlord's re-entry upon the demised premises and such reletting including, but not limited to, all repossession costs, brokerage commissions, legal expenses, attorney's fees, alteration costs and other expenses of preparing the demised premises for such reletting). Any such Deficiency shall be paid in monthly installments by Tenant on the days specified in this lease for payment of installments of rent. Landlord shall be entitled to recover from Tenant each monthly Deficiency as the same shall arise, and no suit to collect the amount of the Deficiency for any month shall prejudice Landlord's right to collect the Deficiency for any subsequent month by a similar proceeding; and

                           (iii)At any time after the Demised Term shall have
expired and come to an end or Landlord shall have re-entered upon the demised premises, as the case may be, whether or not Landlord shall have collected any monthly Deficiencies as aforesaid, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord, on demand, as and for liquidated and agreed final damages, a sum equal to the amount by which the rent and additional rent reserved in this lease for the period which otherwise would have constituted the unexpired portion of the Demised Term exceeds the then fair and reasonable rental value of the demised premises for the same period, both discounted to present worth at the rate of four (4%) per cent per annum. If, before presentation of proof of such liquidated damages to any court, commission or tribunal, the demised premises, or any part thereof, shall have been relet by Landlord for the period which otherwise would have constituted the unexpired portion of the Demised Term, or any part thereof, the amount of rent reserved upon such reletting shall be deemed, prima facie, to be the fair and reasonable rental value for the part or the whole of the demised premises so relet during the term of the reletting.

                    B. If the demised premises, or any part thereof, shall be relet together with other space in the Building, the rents collected or reserved under any such reletting and the expenses of any such reletting shall be equitably apportioned for the purposes of this Article 31. Tenant shall in no event be entitled to any rents collected or payable under any reletting, whether or not such rents shall exceed the rent reserved in this lease. Solely for the purposes of this Article, the term rent as used in Section 31A shall mean the rent in effect immediately prior to the date upon which this lease and the Demised Term shall have expired and come to an end, or the date of re-entry upon the demised premises by Landlord, as the case may be, plus any additional rent payable pursuant to the provisions of Article 11 for the escalation year (as defined in Article 11) immediately preceding such event. Nothing contained in Articles 29 and 30 or this Article shall be deemed to limit or preclude the recovery by Landlord from Tenant of the maximum amount allowed to be obtained as damages by any statute or rule of law, or of any sums or damages to which Landlord may be entitled in addition to the damages set forth in Section 31A.

FEES AND EXPENSES
         32. If Tenant shall default in the performance of any covenant on Tenant's part to be performed in this lease contained, Landlord may immediately, or at any time thereafter, without notice, perform the same for the account of Tenant. If Landlord at any time is compelled to pay or elects to pay any sum of money, or do any act which will require the payment of any sum of money, by reason of the failure of Tenant to comply with any provision hereof, or, if Landlord is compelled to or does incur any expense including reasonable attorneys' fees, instituting, prosecuting and/or defending any action or proceeding instituted by reason of any default of Tenant hereunder, the sum or sums so paid by Landlord with all interest, costs and damages, shall be deemed to be additional rent hereunder and shall be due from Tenant to Landlord on the first day of the month following the incurring of such respective expenses, or at Landlord's option on the first day of any subsequent month. In the event that Landlord shall institute any such action or proceeding by reason of a default by Tenant hereunder, and Tenant shall thereafter cure such default before judgment is entered in such action or proceeding, the sum of $500 shall immediately become due and payable from Tenant to Landlord as and for liquidated damages on account of Landlord's attorneys' fees and other costs and expenses in connection therewith (said sum not to be deemed to be, or construed as, a limitation on Landlord's right to obtain reasonable attorneys' fees in a greater amount where such default is not so cured). Any sum of money (other than rent) accruing from Tenant to Landlord pursuant to any provision of this lease, including but not limited to the provisions of Schedule A, whether prior to or after the Term Commencement Date, may, at Landlord's option, be deemed additional rent, and Landlord shall have the same remedies for Tenant's failure to pay any item of additional rent when due as for Tenant's failure to pay any installment of rent when due. Tenant's obligations under this Article shall survive the expiration or sooner termination of the Demised Term.

NO WAIVER
         33. A. No act or thing done by Landlord or Landlord's agents during the term hereby demised shall be deemed an acceptance of a surrender of said demised premises, and no agreement to accept such surrender shall be valid unless in writing signed by Landlord. No employee of Landlord or of Landlord's agents shall have any power to accept the keys of said demised premises prior to the termination of this lease. The delivery of keys to any employee of Landlord or of Landlord's agents shall not operate as a termination of this lease or a surrender of the demised premises. In the event of Tenant at any time desiring to have Landlord underlet the demised premises for Tenant's account, Landlord or Landlord's agents are authorized to receive said keys for such purposes without releasing Tenant from any of the obligations under this lease, and Tenant hereby relieves Landlord of any liability for loss of or damage to any of Tenant's effects in connection with such underletting. The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this lease, or any of the Rules and Regulations annexed hereto and made a part hereof, or hereafter adopted by Landlord, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of the Rules and Regulations annexed hereto and made a part hereof, or hereafter adopted, against Tenant and/or any other tenant in the Building shall not be deemed a waiver of any such Rules and Regulations. No provision of this lease shall be deemed to have been waived by Landlord, unless such waiver be in writing signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent then owing nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this lease provided.

                    B. Landlord's failure to render a Landlord's Statement with respect to any escalation year per Article 11 shall not prejudice Landlord's right to render a Landlord's Statement with respect to any subsequent escalation year. The obligations of Landlord and Tenant under the provisions of Article 11 with respect to any additional rent for any escalation year shall survive the expiration or any sooner termination of the Demised Term.

WAIVER OF TRIAL BY JURY
         34. To the extent such waiver is permitted by law, Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by Landlord or Tenant against the other on any matter whatsoever arising out of or in any way connected with this lease, the relationship of landlord and tenant, the use or occupancy of the demised premises by Tenant or any person claiming through or under Tenant, any claim of injury or damage, and any emergency or other statutory remedy, but not in any action brought by a third party against Landlord and/or Tenant, unless such waiver shall be enforceable against, or consented to by, such third party. The provisions of the foregoing sentence shall survive the expiration or any sooner termination of the Demised Term. If Landlord commences any summary proceeding for nonpayment of rent or otherwise to recover possession of the demised premises, Tenant agrees not to interpose any counterclaim of any nature or description in any such proceeding.

BILLS AND NOTICES
         35. Except as otherwise expressly provided in this lease, any bills, statements, notices, demands, requests or other communications given or required to be given under this lease shall be effective only if rendered or given in writing, sent by registered or certified mail (return receipt requested optional), overnight mail, messenger service or facsimile during the hours of 9:00 A.M. to 5:00 P.M. addressed (A) to Tenant (i) at Tenant's address set forth in this lease, Attention: Corporate Counsel, if mailed prior to Tenant's taking possession of the demised premises, or (ii) at Tenant's address set forth in this lease, attention: Corporate Counsel, with a copy also sent to the Building, attention: Facility Manager, if mailed subsequent to Tenant's taking possession of the demised premises, or (iii) at any place where Tenant or any agent or employee of Tenant may be found if mailed subsequent to Tenant's vacating, deserting, abandoning or surrendering the demised premises, or (B) to Landlord at Landlord's address set forth in this lease, or (C) addressed to such other address as either Landlord or Tenant may designate as its new address for such purpose by notice given to the other in accordance with the provisions of this Article. Any such bill, statement, notice, demand, request or other communication shall be deemed to have been rendered or given on the date when it shall have been mailed as provided in this Article.

INABILITY TO PERFORM
         36. A. If, by reason of strikes or other labor disputes, fires or other casualty (or reasonable delays in adjustment of insurance), accidents, orders or regulations of any Federal, State, County or Municipal authority, or any other cause beyond Landlord's reasonable control, whether or not such other cause shall be similar in nature to those hereinbefore enumerated, Landlord is unable to furnish or is delayed in furnishing any utility or service required to be furnished by Landlord under the provisions of this lease or any collateral instrument, or is unable to perform or make or is delayed in performing or making any installations, decorations, repairs, alterations, additions or improvements, whether or not required to be performed or made under this lease or under any collateral instrument, or is unable to fulfill or is delayed in fulfilling any of Landlord's other obligations under this lease or any collateral instrument, no such inability or delay shall constitute an actual or constructive eviction, in whole or in part, or impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise, nor shall any such delay or inability to perform on the part of Landlord in any way affect this lease and the obligation of Tenant to pay rent hereunder and to perform all of the other covenants and agreements to be performed by Tenant hereunder.

INTERRUPTION OF SERVICE
                    B. Landlord reserves the right to stop the services of the air conditioning, elevator, escalator, plumbing, electrical or other mechanical systems or facilities in the Building when necessary by reason of accident or emergency, or for repairs, alterations, replacements or improvements which in the judgment of Landlord are desirable or necessary, until such repairs, alterations, replacements or improvements shall have been completed. The exercise of such rights by Landlord shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this lease, or impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise.

CONDITIONS OF LANDLORD'S LIABILITY
         37. A. Tenant shall not be entitled to claim a constructive eviction from the demised premises unless Tenant shall have first notified Landlord of the condition or conditions giving rise thereto, and if the complaints be justified, unless Landlord shall have failed to remedy such conditions within a reasonable time after receipt of such notice. Except as provided in Article 25 hereof, there shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant or others making any repairs, alterations, additions or improvements in or to any portion of the Building or the demised premises, or in or to fixtures, appurtenances, or equipment thereof, and no liability upon Landlord for failure of Landlord or others to make any repairs, alterations, additions or improvements in or to any portion of the Building or of the demised premises, or in or to the fixtures, appurtenances or equipment thereof.

                    B. Except as otherwise expressly provided in this lease, if Landlord shall be unable to give possession of the demised premises on any date specified for the commencement of the term by reason of the fact that the demised premises have not been sufficiently completed to make same ready for occupancy, or for any other reason, Landlord shall not be subject to any liability for the failure to give possession on said date, nor shall such failure in any way affect the validity of this lease or the obligations of Tenant hereunder. The provisions of this Article are intended to constitute "an express provision to the contrary" within the meaning of Section 223-a of the New York Real Property Law.

TENANT'S TAKING POSSESSION
         38. A. Tenant by entering into occupancy of the premises shall be conclusively deemed to have agreed that Landlord up to the time of such occupancy has performed all of its obligations hereunder and that the premises were in satisfactory condition as of the date of such occupancy, unless within ten (10) days after such date Tenant shall give written notice to Landlord specifying the respects in which the same were not in such condition.

                    B. If Tenant shall use or occupy all or any part of the demised premises for the conduct of business prior to the Term Commencement Date, such use or occupancy shall be deemed to be under all of the terms, covenants and conditions of this lease, including the covenant to pay rent for the period from the commencement of said use or occupancy to the Term Commencement Date.

ENTIRE AGREEMENT
         39. This lease contains the entire agreement between the parties and all prior negotiations and agreements are merged herein. Neither Landlord nor Landlord's agent or representative has made any representation, or statement, or promise, upon which Tenant has relied regarding any matter or thing relating to the Building, the land allocated to it, (including the parking area) or the demised premises, or any other matter whatsoever, except as is expressly set forth in this lease, including, but without limiting the generality of the foregoing, any statement, representation or promise as to the fitness of the demised premises for any particular use, the services to be rendered to the demised premises or the prospective amount of any item of additional rent. No oral or written statement, representation or promise whatsoever with respect to the foregoing or any other matter made by Landlord, its agents or any broker, whether contained in an affidavit, information circular, or otherwise shall be binding upon the Landlord unless expressly set forth in this lease. No rights, easements or licenses are or shall be acquired by Tenant by implication or otherwise unless expressly set forth in this lease. This lease may not be changed, modified or discharged, in whole or in part, orally, and no executory agreement shall be effective to change, modify or discharge, in whole or in part, this lease or any obligations under this lease, unless such agreement is set forth in a written instrument executed by the party against whom enforcement of the change, modification or discharge is sought. All references in this lease to the consent or approval of Landlord shall be deemed to mean the written consent of Landlord, or the written approval of Landlord, as the case may be, and no consent or approval of Landlord shall be effective for any purpose unless such consent or approval is set forth in a written instrument executed by Landlord.

DEFINITIONS
         40. The term "Landlord" as used in this lease means only the owner, or the mortgagee in possession, for the time being of the land and Building (or the owner of a lease of the Building or of the land and Building) of which the demised premises form a part, so that in the event of any sale or other transfer of said land and Building or of said lease, or in the event of a lease of the Building, or of the land and Building, the said Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder, and it shall be deemed and construed as a covenant running with the land without further agreement between the parties or their successors in interest, or between the parties and the purchaser or other transferee at any such sale, or the said lessee of the Building, or of the land and Building, provided that the purchaser, transferee or the lessee of the Building assumes and agrees to carry out any and all covenants and obligations of Landlord hereunder. The words "re-enter", "re-entry" and "re-entered" as used in this lease are not restricted to their technical legal meanings. The term "business days" as used in this lease shall exclude Saturdays, (except such portion thereof as is covered by specific hours in Article 6 hereof), Sundays and all days observed by the State and Federal Government as legal holidays.

                    The terms "person" and "persons" as used in this lease shall be deemed to include natural persons, firms, corporations, associations and any other private or public entities, whether any of the foregoing are acting on their own behalf or in a representative capacity.

PARTNERSHIP TENANT
         41. If Tenant is a partnership (or is comprised of two (2) or more persons, individually and as co-partners of a partnership) or if Tenant's interest in this lease shall be assigned to a partnership (or to two (2) or more persons, individually and as co-partners of a partnership ) pursuant to Article 21 (any such partnership and such persons being referred to in this Section as "Partnership Tenant"), the following provisions of this Section shall apply to such Partnership Tenant: (a) the liability of each of the parties comprising Partnership Tenant shall be joint and several, and (b) each of the parties comprising Partnership Tenant hereby consents in advance to, and agrees to be bound by, any modifications of this lease which may hereafter be made and by any notices, demands, requests or other communications which may hereafter be given, by Partnership Tenant or by any of the parties comprising Partnership Tenant, and (c) any bills, statements, notices, demands, requests or other communications given or rendered to Partnership Tenant or to any of the parties comprising Partnership Tenant shall be deemed given or rendered to Partnership Tenant and to all such parties and shall be binding upon Partnership Tenant and all such parties, and (d) if Partnership Tenant shall admit new partners, all of such new partners shall, by their admission to Partnership Tenant, be deemed to have assumed performance of all of the terms, covenants and conditions of this lease on Tenant's part to be observed and performed, and (e) Partnership Tenant shall give prompt notice to Landlord of the admission of any such new partners, and upon demand of Landlord, shall cause each such new partner to execute and deliver to Landlord an agreement in form satisfactory to Landlord, wherein each such new partner shall assume performance of all of the terms, covenants and conditions of this lease on Tenant's part to be observed and performed (but neither Landlord's failure to request any such agreement nor the failure of any such new partner to execute or deliver any such agreement to Landlord shall vitiate the provisions of subdivision (d) of this Section).

SUCCESSORS, ASSIGNS, ETC.
         42. The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Landlord and Tenant and their respective heirs, distributees, executors, administrators, successors, and, except as otherwise provided in this lease, their respective assigns.

APPLICATION OF INSURANCE PROCEEDS, WAIVER OF SUBROGATION
         43. In any case in which Tenant shall be obligated under any provisions of this lease to pay to Landlord any loss, cost, damage, liability or expense suffered or incurred by Landlord, Landlord shall allow to Tenant as an offset against the amount thereof the net proceeds of any insurance collected by Landlord for or on account of such loss, cost, damage liability or expense, provided that the allowance of such offset does not invalidate or prejudice the policy or policies under which such proceeds were payable. In any case in which Landlord shall be obligated under any provisions of this lease to pay to Tenant any loss, cost, damage, liability or expense suffered or incurred by Tenant, Tenant shall allow to Landlord as an offset against the amount thereof the net proceeds of any insurance collected by Tenant for or on account of such loss, cost damage, liability or expense, provided that the allowance of such offset does not invalidate or prejudice the policy or policies under which such proceeds were payable.

CAPTIONS AND INDEX
         44. The captions and the index at the beginning of the lease, if any, are included only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this lease nor the intent of any provisions thereof.

RECOVERY FROM LANDLORD
         45. A. Tenant shall look solely to the estate and property of Landlord in the land and building of which the demised premises are a part, for the satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default or breach by Landlord with respect to any of the terms, covenants and/or conditions of the lease to be observed and/or performed by Landlord, and no other property or assets of such Landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies. Landlord represents that it owns fee title to the Real Property.

                    B. With respect to any provision of this lease which provides for Landlord's approval and/or consent, Tenant, in no event, shall be entitled to make, nor shall Tenant make any claim, and Tenant hereby waives any claim, for money damages; nor shall Tenant claim any money damages by way of set-off, counterclaim or defense, based upon any claim or assertion by Tenant that Landlord has unreasonably withheld or unreasonably delayed any such consent or approval.

BROKER
         46. Tenant represents and warrants to Landlord that Koll Management is the sole broker who brought the demised premises to Tenant's attention and with whom Tenant has negotiated in bringing about this lease.

RENEWAL OPTION
         47. The Tenant shall have the right, to be exercised as hereinafter provided, to extend the term of this lease for one (1) successive period of five
(5) years upon the following terms and conditions:-

                    A. That at the time of the exercise of such right the Tenant shall not be in default in the performance of any of the terms, covenants or conditions herein contained with respect to a matter as to which notice of default has been given hereunder and which has not been remedied within the time limited in this lease.

                    B. That at the time of the exercise of such right and at the time of the commencement of any extended period: (i) The Tenant shall not have assigned this lease (except per subsection 21(F) RE: merger, etc.); (ii) the Tenant shall not have underlet any portion of the demised premises; and (iii) the Tenant named in this lease shall be the sole Tenant and occupant of the demised premises.

                    C. That the extension shall be upon the same terms, covenants and conditions as in this lease provided, except that (i) there will be no further privilege of extension for the term of this lease beyond the period referred to above; (ii) during the extension period the annual rental payable by Tenant to Landlord shall be the amount set forth in Article 3 of this lease as cumulatively increased pursuant to Article 11.B. of this lease throughout the Initial Term thereof ("The Cumulatively Adjusted Additional Base Rent") and the Cumulatively Adjusted Base Rent shall be further increased in accordance with said Article 11.B. on the first day of the renewal term and on each anniversary thereof during the renewal term; and (iii) during the extension period, the base year for determining additional rent under the escalation clause, Article 11 and Schedule C, shall remain unchanged and continue to be the base year established at the commencement of the term of this lease.

                    D. Notwithstanding anything in this Article contained to the contrary, the Tenant shall not be entitled to any extension, if at the time of the commencement of the extended period the Tenant shall be in default under any of the terms, covenants or conditions of this lease with respect to a matter as to which notice of default has been given hereunder and which has not been remedied within the time limited in this lease, or if this lease shall have terminated prior to the commencement of said period.

                    E. The Tenant shall exercise its right to the extension of the term of this lease by notifying the Landlord of the Tenant's election to exercise such right at least one (1) year prior to the expiration of the term of this lease. Upon the giving of this notice, this lease shall be deemed extended for the specified period, subject to the provisions of this Article, without execution of any further instrument.

SECURITY
48. Tenant has deposited with Landlord the sum of $443,619 as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this lease; it is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this lease, Landlord may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any sum as to which Tenant is in default. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this lease, the security shall be returned to Tenant after the date fixed at the end of this lease and after delivery of entire possession of the demised premises to Landlord. In the event of a sale of the land and Building or leasing of the Building, Landlord shall have the right to transfer the security to the vendee or lessee and Landlord shall thereupon be released by Tenant from all liability for the return of such security. Tenant covenants that it will not assign or encumber or attempt to assign or encumber the moneys deposited here as security and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. Said Security may be in the form of an irrevocable letter of credit in form, and from a financial institution, reasonably acceptable to Landlord. Landlord shall deposit the security deposit held hereunder in an interest bearing account or instrument(s) mutually agreeable to Landlord and Tenant and shall disburse said interest to Tenant (less an administrative fee equal to 1% of said security per annum) annually during the Demised Term on or about each anniversary of the Term Commencement Date upon Tenant's request therefor. Tenant acknowledges and agrees that it shall not be entitled to any interest on the security deposit if it shall elect to deliver a letter of credit as security as herein provided. Provided that (i) as of the applicable anniversary of the Term Commencement Date, Tenant shall not be in default, after the expiration of any applicable notice and cure period, under any of the terms, provisions, covenants and conditions of this Lease, and (ii) Landlord shall not have theretofore used or applied any portion of the security deposit, as provided herein, then, as of the first (1st) anniversary of the Term Commencement Date, and as of each anniversary of the Term Commencement Date thereafter through and including the fourth (4th) anniversary of the Term Commencement Date (but not thereafter), the amount of the security deposit required hereunder shall be reduced by an amount equal to twenty (20%) of the original amount deposited by Tenant hereunder (after giving effect to any adjustments to such original amount as provided in Article 5 hereof). If, at any time, Landlord shall use or apply any portion of the security deposit, as provided herein, Tenant's rights to further reduce the amount of the security deposit in accordance with the provisions of this Article shall be null and void and of no further force or effect.

EXPANSION OPTION
         49. Upon the condition that no Event of Default shall have occurred and be continuing, both at the time of giving of any notice hereinafter mentioned and at the effective date thereof, Tenant shall have the option (the "Additional Space Option") to lease the area in the Building consisting of the balance of the rentable area of the third (3rd) floor of the south wing of the Building (the "Additional Space"), subject to and upon the following terms and conditions:

                  (A) Tenant acknowledges that Landlord intends to seek a tenant for the Additional Space. Tenant agrees that upon receipt of written notice from Landlord (the " Bona Fide Offer Notice"), that Landlord has identified a bona fide tenant for the Additional Space, Tenant must exercise its Additional Space Option, if at all, by sending the Additional Space Option Notice to Landlord not later than ten (10) business days after Tenant's receipt of the Bona Fide Offer Notice, TIME BEING OF THE ESSENCE WITH RESPECT THERETO. If Tenant shall fail to send the Additional Space Option Notice in a timely manner, the Additional Space Option shall be null and void and of no further force or effect, and Tenant shall have no further option to lease the Additional Space.

                  (B) Upon receipt of the Additional Space Option Notice, effective as of the date that the Additional Space Work (as hereinafter defined) shall be substantially completed, of which date Landlord shall provide Tenant with not less than ten (10) days' prior written notice (the "Additional Space Commencement Date"), this lease shall be deemed automatically amended to incorporate the Additional Space into the demised premises. The Additional Space shall be leased to Tenant pursuant to all of the same terms and conditions as are applicable to the original demised premises, including base years for escalations under Article 11 hereof, except that: (i) the base annual rent payable with respect to the Additional Space shall be the then payable base annual rent per rentable square foot as is applicable to the original demised premises; (ii) Tenant's proportionate share, for the purpose of Article 11 hereof, shall be increased proportionally to reflect the rentable square footage of the Additional Space; (iii) during the extension period, the annual rental amounts set forth in Article 47 hereof shall be increased proportionally to reflect the rentable square footage of the Additional Space; (iv) the number of parking spaces in the Building Parking Area and the number of directory listings to which Tenant shall be entitled shall be increased proportionally to reflect the rentable square footage of the Additional Space; (v) Landlord shall prepare the Additional Space for Tenant's occupancy in accordance with the provisions of
Article 5 and Schedule A hereof (the "Additional Space Work"), except that the amount of Landlord's Contribution with respect to the Additional Space Work shall be equal to the product obtained by multiplying (x) "LC Factor" (as herein defined), by (y) the number of rentable square feet contained in the Additional Space, by (z) the number of calendar months from the Additional Space Commencement Date until the Expiration Date of the initial term of this lease; and (vi) if the Expiration Date of the then current term of this lease shall be less than two years after the Additional Space Commencement Date, the Demised Term shall be extended to be the second anniversary of the Additional Space Commencement Date. As used herein, the term "LC Factor" shall mean an amount equal to the product obtained by dividing the amount of the Landlord's Contribution, as finally determined, payable in connection with Landlord's Initial Construction, by 67,215, and then dividing the resulting product by 60.

                  (C) If Tenant timely sends the Additional Space Option Notice in accordance with the terms of this Article, the parties shall promptly enter into a lease modification agreement for the Additional Space, incorporating the terms and conditions set forth in this Article, and such other terms and conditions that are consistent with the terms and conditions contained in this lease, but either party's failure to execute and deliver such agreement shall not affect Landlord's and Tenant's rights and obligations hereunder.

                  (D) Anything contained in this Article 49 to the contrary notwithstanding, Tenant acknowledges and agrees that Tenant's rights under this
Article 49 are subject and subordinate to the rights of Interim Services, Inc. ("Interim") under a certain lease between Landlord and Interim covering other space in the Building, and which lease provides, inter alia, that Interim shall have an option to lease the Additional Space, which option shall be superior to Tenant's Additional Space Option set forth herein. If Interim shall elect to lease the Additional Space, Tenant's Additional Space Option contained herein shall be null and void and of no further force or effect, and Tenant shall have no further right or option to lease the Additional Space, nor shall Landlord have any liability to Tenant by reason of Tenant's inability to lease the Additional Space.

MORTGAGEE'S CONSENT
         50. This lease, and Landlord's and Tenant's rights and obligations hereunder, shall be subject to and conditioned upon Landlord obtaining from MONY, MONY's consent to this lease (the "Consent"). Landlord shall send Tenant written notice of such Consent promptly upon Landlord's obtaining same. If Landlord shall be unable to obtain such Consent on or before a date (the "Consent Deadline"), which is not later than ten (10) business days after the date hereof, then either party may cancel this lease by sending written notice thereof to the other, given not later than the date by which the Consent shall be obtained (time being of the essence with respect thereto), whereupon this lease shall be terminated and of no further force or effect without any further liability of either party hereunder.

ROOFTOP USE
         51. Upon the condition that no Event of Default shall have occurred and be continuing, subject to the following provisions of this Article, Landlord grants Tenant the right, in common with Landlord and other tenants of the Building, to install, operate and maintain, at Tenant's expense and risk, a roof top antenna for Tenant's communications and network (the "Rooftop Equipment"), as more fully described in Exhibit 3 annexed hereto, at a location on the roof of the Building to be determined by Landlord (the "Rooftop Premises"):

                  (A) Tenant shall submit to Landlord for its approval, a full set of engineering plans and specifications for the proposed Rooftop Equipment installation, such approval not to be unreasonably withheld, conditioned or delayed;

                  (B) Tenant shall make all required conduit or cable connections between Tenant's equipment in the demised premises and the Rooftop Equipment, subject to approval of such connections by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed;

                  (C) Any Rooftop Equipment installed by Tenant shall be erected so as not to interfere with the operation of any previously erected antenna(e) or other equipment at the Building; Tenant shall, from time to time throughout the Demised Term, make such reasonable modifications and alterations to the Rooftop Equipment as may be reasonably requested by Landlord in order to accommodate the installation, use and maintenance of such other antenna(e) or other equipment on the roof of the Building as Landlord may permit to be hereafter installed and used at the Building for the benefit of Landlord or any other tenants of the Building so as to permit all of such equipment to be operated without interference;

                  (D) Tenant, its employees, agents and contractors shall, at all reasonable times, have the right to enter or leave the Rooftop Premises for the purpose of maintaining, repairing, servicing and replacing the Rooftop Equipment;

                  (E) Tenant shall obtain all necessary municipal, state and federal permits and authorizations required to maintain and operate the Rooftop Equipment and pay any charges levied by government agencies which are the result of Tenant having the Rooftop Equipment. Landlord agrees to fully cooperate with Tenant in obtaining all such permits and authorizations, at no cost or expense to Landlord;

                  (F) Tenant agrees to maintain the Rooftop Equipment and Rooftop Premises in a good state of repair and to save Landlord harmless from any claims, liability or expenses resulting from the erection, maintenance, existence or removal of the Rooftop Equipment, provided that such loss, costs or damages are not due, in whole or in part, to the negligence or willful misconduct of Landlord, its agents, employees or contractors;

                  (G) At the conclusion of the Demised Term, Tenant shall, at Landlord's option, remove the Rooftop Equipment and surrender and restore the Rooftop Premises to Landlord in substantially as good condition as when entered, except for loss or damages resulting from casualty, condemnation, act of God or ordinary wear and tear;

                  (H) The liability insurance to be carried by Tenant pursuant to the provisions of this lease shall include coverage for Tenant's activity on the Rooftop Premises; and

                  (I) Tenant shall, upon Landlord's request, and at Tenant's sole cost, temporarily relocate the Rooftop Equipment as may be reasonably required in connection with Landlord's maintenance and repair of the roof of the Building.

                  (G) Anything contained in this Article 51 to the contrary notwithstanding, Landlord shall permit Tenant to erect the Rooftop Equipment notwithstanding that Tenant may not have received Zoning Board approval with respect thereto ("ZBA") from the Town of Huntington. If, at any time during the Demised Term, Landlord or Tenant shall be notified by the Town of Huntington that ZBA shall be required for the continued operation of the Rooftop Equipment, Landlord shall use its reasonable efforts to obtain ZBA. If, within six (6) months after Landlord"s or Tenant"s receipt of such notice, Landlord shall not have obtained either the ZBA or evidence reasonably acceptable to Tenant that the ZBA shall not be required, Tenant may cancel this lease by sending written notice to Landlord not later than (x) ten (10) business days after the expiration of said six (6) month period, or (y) the date ZBA or such evidence shall be obtained. Tenant"s cancellation notice shall specify the effective date of such cancellation (the "Early Cancellation Date"), which date shall be the last day of any calendar month occurring not sooner than ninety (90) days after such notice is given, and shall be accompanied by a certified, bank or official check, payable to Landlord, in an amount equal to the sum of (i) the unamortized cost, as of the Early Cancellation Date, of Landlord"s Initial Construction paid for by Landlord, (ii) the unamortized cost, as of the Early Cancellation Date, of the brokerage commission being paid to Tenant in connection with this lease, and (iii) an amount equal to three (3) months" rent and additional rent payable hereunder as of the date of Tenant"s cancellation notice. The cost of Landlord"s Initial Construction and the amount of the brokerage commission shall each be amortized on a straight-line basis over the initial term of this lease, except that if the Early Cancellation Date shall occur during the renewal term hereof, then the brokerage commission payable by Landlord and attributable to such renewal term shall be amortized on a straight-line basis over such renewal term. Upon Tenant"s giving the cancellation notice as provided herein, Tenant shall continue to be liable to pay rent and additional rent hereunder through and including the Early Cancellation Date, Tenant shall vacate, quit and surrender the demised premises on or before the Early Cancellation Date as if the Early Cancellation Date were the Expiration Date provided for herein, and neither party shall have any further liability hereunder as of the Early Cancellation Date.

IN WITNESS WHEREOF

Landlord and Tenant have respectively signed and sealed this lease as of the day and year first written above.


Witness for Landlord:                        WE'RE ASSOCIATES COMPANY

/s/Bennett Rechler                           BY:  /s/Tony Fromer
                                                      Operating Partner


Witness for Tenant:                          INTERDIGITAL COMMUNICATIONS
                                             CORPORATION

/s/s/                                        BY:  G Lomp, VP
                                                  -----------------------------
                                                       (Signature)


                                                     GARY LOMP
                                                     --------------------------
                                                      (Print Name)


                                                    VP & GM
                                                    ---------------------------
                                                     (Title)